Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in Registration Statements (No.’s 333-134604 and 333-133964) of Packeteer, Inc. on Form S-8 of our report dated June 30, 2006 except as it relates to Note 2 as to which the date is October 11, 2006, relating to the financial statements of Tacit Networks, Inc. as of and for the year ended December 31, 2005, which appear in this Form 8-K/A of Packeteer, Inc.
/s/ Amper, Politziner & Mattia, P.C.
Edison, New Jersey
Date: January 8, 2007